HARDING, LOEVNER FUNDS, INC.

POWER OF ATTORNEY

The undersigned director of Harding, Loevner Funds, Inc. (the “Fund”) hereby constitutes and appoints each of Lisa Togneri, Lisa R. Price, Tracy L. Dotolo, Evan Busteed, and Andrew E. Oliva as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, and with full power to sign for him, in his name and in any and all capacities, the Fund’s registration statement on Form N-14, including any pre-effective or post-effective amendment or amendments thereto, relating to the reorganization of International Developed Markets Equity Portfolio into International Developed Markets Select Equity ETF, and all instruments or documents necessary or desirable in connection therewith, and to file the same with the U.S. Securities and Exchange Commission, hereby ratifying and confirming all that each such attorney-in-fact and agent, or his substitute or substitutes, may do or cause to be done by virtue thereof.

This Power of Attorney may be signed in one or more counterparts, each of which individually shall be deemed to be an original and all of which taken together shall constitute one and the same power of attorney.

IN WITNESS WHEREOF, the undersigned has subscribed his name on this 20th day of July 2026.

Signature	Title

/s/ John R. Erickson	Director
John R. Erickson